                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     0-23108                 Not required
          --------                     -------                 ------------
  (State of organization)      (Commission File Number)      (I.R.S. Employer
                                                            Identification No.)
c/o Discover Bank
12 Read's Way
New Castle, Delaware                                            19720
--------------------                                            -----
(Address of principal                                         (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                       Name of each exchange
Title of each class                                    on which each class
to be so registered                                    is to be registered
-------------------                                    -------------------
       None                                                    None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2003-3 Floating Rate Class A Credit Card Pass-Through Certificates Series 2003-3 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated March 19, 2003 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556) and "The Certificates" on pages S-32 to S-46 of the Prospectus Supplement dated March 19, 2003 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556).

Item 2.  Exhibits

          Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Registration Statement on Form S-1 (Registration No. 33-71502), filed on November 10, 1993).

          Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

          Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

          Exhibit 4.1(d) Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank


                                     Page 2
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                                 (formerly Greenwood Trust Company) as Master
                                 Servicer, Servicer and Seller and U.S. Bank
                                 National Association (formerly First Bank
                                 National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's Registration Statement on Form 8-A filed April 13, 1998, File No. 0-23108).

          Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

          Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).

          Exhibit 4.2 Series Supplement, dated as of March 25, 2003, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2003-3, including a form of Class A Certificate and a form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated March 25, 2003).

          Exhibit 99.1 Prospectus Supplement dated March 19, 2003 and Prospectus dated March 19, 2003 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2003-3.

                                     Page 3
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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Discover Card Master Trust I
                                          (Registrant)

                                         By: Discover Bank
                                              (Originator of the Trust)


Dated: March 25, 2003                    By: /s/ Michael F. Rickert
                                             ---------------------------------
                                             Michael F. Rickert
                                             Vice President, Chief Accounting
                                             Officer and Treasurer





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                                  EXHIBIT INDEX


Exhibit No.                                                                 Page

  4.1(a)     Pooling and Servicing Agreement, dated as of October 1,        ---
             1993, between Discover Bank (formerly Greenwood Trust
             Company) as Master Servicer, Servicer and Seller and U.S.
             Bank National Association (formerly First Bank National Association, successor trustee to Bank of America
             Illinois, formerly Continental Bank, National
             Association) as Trustee (incorporated by reference to
             Exhibit 4.1 of Discover Card Master Trust I's
             Registration Statement on Form S-1 (Registration No.
             33-71502), filed on November 10, 1993).

  4.1(b)     First Amendment to Pooling and Servicing Agreement, dated      ---
             as of August 15, 1994, between Discover Bank (formerly
             Greenwood Trust Company) as Master Servicer, Servicer and
             Seller and U.S. Bank National Association (formerly First
             Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National
             Association) as Trustee (incorporated by reference to
             Exhibit 4.4 of Discover Card Master Trust I's Current
             Report on Form 8-K, dated August 1, 1995 and filed on
             August 10, 1995, File No. 0-23108).

  4.1(c)     Second Amendment to Pooling and Servicing Agreement,           ---
             dated as of February 29, 1996, between Discover Bank
             (formerly Greenwood Trust Company) as Master Servicer,
             Servicer and Seller and U.S. Bank National Association
             (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental
             Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust
             I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).


                                Page 5
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  4.1(d)     Third Amendment to Pooling and Servicing Agreement, dated      ---
             as of March 30, 1998, between Discover Bank (formerly
             Greenwood Trust Company) as Master Servicer, Servicer and
             Seller and U.S. Bank National Association (formerly First
             Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National
             Association) as Trustee (incorporated by reference to
             Exhibit 4.1(d) of Discover Card Master Trust I's
             Registration Statement on Form 8-A filed April 13, 1998,
             File No. 0-23108).

  4.1(e)     Fourth Amendment to Pooling and Servicing Agreement,           ---
             dated as of November 30, 1998, between Discover Bank
             (formerly Greenwood Trust Company) as Master Servicer,
             Servicer and Seller and U.S. Bank National Association
             (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental
             Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust
             I's Current Report on Form 8-K dated November 30, 1998,
             File No. 0-23108).

  4.1(f)     Fifth Amendment to Pooling and Servicing Agreement, dated      ---
             as of March 30, 2001, between Discover Bank (formerly
             Greenwood Trust Company) as Master Servicer, Servicer and
             Seller and U.S. Bank National Association (formerly First
             Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National
             Association) as Trustee (incorporated by reference to
             Exhibit 4.1 of Discover Card Master Trust I's Current
             Report on Form 8-K dated March 30, 2001, File No.
             0-23108).


                                Page 6
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  4.2        Series Supplement, dated as of March 25, 2003, between
             Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2003-3, including a form of Class A Certificate and a form of Class B Certificate (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K, dated March 25, 2003).

  99.1 Prospectus Supplement dated March 19, 2003 and Prospectus dated March 19, 2003 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2003-3.





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